STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 31, 2004, is made between LONG ISLAND PHYSICIAN HOLDINGS CORPORATION, a New York corporation (the "LIPH" or "Buyer"), MDNY HEALTHCARE, INC., a New York corporation ("MDNY" and together with LIPH, the "Buyer Parties"), and CATHOLIC HEALTHCARE NETWORK OF LONG ISLAND, INC., a New York not-for-profit corporation ("CHNLI" or "Seller").

                                    RECITALS

         A. LIPH owns 907 shares of MDNY's Class A Common Stock, par value $.001, constituting all of MDNY's Class A Common Stock, and CHNLI owns 451 shares of MDNY's Class B Common Stock, par value $.001, constituting all of MDNY's Class B Common Stock.

         B. LIPH desires to purchase from CHNLI, and CHNLI desires to sell to LIPH, all of the Class B Shares. In connection therewith, LIPH, MDNY and CHNLI desire to cause the resignation of the three Class B Directors elected by CHNLI and the termination of the MDNY Stock Subscription Agreement and the MDNY Shareholders Agreement, and to waive any and all rights any of them has or may have in connection with such purchase and sale pursuant to the MDNY Shareholders Agreement.

                               TERMS OF AGREEMENT

         In consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follow:

                                   ARTICLE I.
                                   DEFINITIONS

         Definitions. As used in this Agreement, the following terms have the meanings set forth below:

         "Acquiror" means any third party with whom or which LIPH or MDNY, as the case may be, consummates a Sale.

         "Amendment to CHSLI Subscriber Agreements" means an amendment to the CHSLI Subscriber Agreements, in form and substance reasonably satisfactory to MDNY and CHSLI, whereby the CHSLI Subscriber Agreements shall be amended, effective as of the Closing Date, to provide for the same penalties and interest on past due premiums and other amounts payable to MDNY by the CHSLI Subscribers as those applicable under current regulations to late payments due from MDNY to the Hospitals under the Hospital Provider Agreements, or, at MDNY's option, an agreement, in form and substance reasonably satisfactory to MDNY and CHSLI, whereby the CHSLI Subscribers shall agree to be subject to and pay the same penalties and interest on past due premiums and other amounts payable by the CHSLI Subscribers to MDNY under the CHSLI Subscriber Agreements as the those applicable under current regulations to late payments due from MDNY to the Hospitals under the Hospital Provider Agreements.



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

         "Attorney General" means the Attorney General of the State of New York.

         "Buyer Party Release" means a release made by MDNY and LIPH, individually and in its capacity as a shareholder of MDNY, in favor of CHNLI and CHSLI, individually and in its capacity as agent for the Hospitals, in form and substance reasonably satisfactory to CHNLI and the Buyer Parties, whereby, among other things, the Buyer Parties shall release CHNLI and CHSLI, and their respective members, directors, officers, shareholders and advisors, and the Diocese and the Hospitals, from any and all claims arising through and including the Closing Date, except for claims arising under this Agreement, the CHSLI Subscriber Agreements (as amended by the Amendment to CHSLI Subscriber Agreements), the Recovery and Subordination Agreement, the Diocese Subscriber Agreement and the Hospital Provider Agreements.

         "CHNLI's Equity Investment in MDNY" means $4,500,000, which equals the aggregate amount of all payments or contributions to the capital of MDNY made by CHNLI in payment or consideration for the issuance of the Class B Shares to CHNLI.

         "CHSLI" means Catholic Health System of Long Island, Inc. (d/b/a Catholic Health Services of Long Island), a New York not-for-profit corporation.

         "CHSLI Providers" means each of the Hospitals.

         "CHLSI Subscribers" means each of the Hospitals; Maryhaven Center of Hope; Our Lady of Consolation Geriatric Care Center; Nursing Sisters Homecare; CHSLI Home Support Services; Good Shepherd Hospice; St. Catherine of Siena Nursing Home; and CHSLI Service Center.

         "CHSLI Subscriber Agreements" means the MDNY Group Applications effective as of December 31, 2002 between MDNY and CHSLI, as agent for each of the CHSLI Subscribers.

         "Class B Shares" means 451 shares of MDNY's Class B Common Stock to be purchased and sold pursuant to this Agreement;

         "Class B Directors" means the three directors elected to the Board of Directors of MDNY by CHNLI, as holder of the Class B Shares.

         "Diocese" means the Diocese of Rockville Centre.

         "Diocese Subscriber Agreement" means the MDNY Group Application effective as of December 31, 2002 between MDNY and the Diocese.

         "ERD" means the Ethical and Religious Directives for Catholic Health Care Services of the United States Conference of Catholic Bishops (as interpreted by the Bishop of Rockville Centre).



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

         "Hospital Provider Agreements" means the contracts between MDNY and each of the Hospitals whereby the Hospitals provide inpatient and outpatient services to MDNY enrollees.

         "Hospitals" means Mercy Medical Center, St. Catherine of Siena Medical Center, St. Charles Hospital and Rehabilitation Center, St. Francis Hospital and Good Samaritan Hospital Medical Center, each a New York corporation.

         "Island IPA" means Island Professional Association, I.P.A., Inc., a New York corporation (a/k/a Island Practice Association I.P.A., Inc.).

         "MDNY By-laws" means the By-laws of MDNY, as amended and in effect.

         "MDNY Board" means the Board of Directors of MDNY.

         "MDNY Charter" means the Certificate of Incorporation of MDNY, as amended and in effect.

         "MDNY Shareholders Agreement" means the Shareholders Agreement dated as of October 11, 1995 among MDNY, CHNLI and LIPH, as amended.

         "MDNY Stock Subscription Agreement" means the Stock Subscription and Purchase Agreement dated as of October 11, 1995 between LIPH, MDNY and CHNLI, as amended.

         "NYDOH" means the New York State Department of Health.

         "NYSID" means the New York State Insurance Department.

         "Recovery and Subordination Agreement" means the Recovery and Subordination Agreement dated as of January 1, 2002, among MDNY, Island IPA and CHSLI, as agent for the Hospitals, and approved by NYSID.

         "Subscriber Agreements" means the Diocese Subscriber Agreement and the CHSLI Subscriber Agreements.

         "Sale" means the disposition by LIPH of its stock in MDNY or of all or substantially all of MDNY's business to one or more third parties, in one transaction or a series or combination of related transactions, through a sale of capital stock or assets, or a merger, consolidation or similar transaction. For the avoidance of doubt, the term "Sale" shall not include (i) any transaction involving an investment in or capital contribution to MDNY unless LIPH actually receives Sale Proceeds in connection therewith, or (ii) any transaction not consummated on or before December 31, 2008; provided, that if the definitive agreement(s) governing such transaction are executed prior to December 31, 2008 and provide for the deferral of the closing of such transaction for more than three months after such date of execution, and the transaction closes after December 31, 2008, such transaction shall be considered a Sale closed in 2008 for purposes hereof.



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

         "Sale Proceeds" shall mean the net amount of cash and the fair market value (on the date of payment, as determined in accordance with the methodology set forth in Section 2.3(b)) of all securities and other property paid by an Acquiror and received by LIPH (either directly or from MDNY) in respect of LIPH's equity interest in MDNY. Fair market value, bona fide payments to LIPH or MDNY by third parties on account or in respect of goods, services or other consideration not related to the subject Sale shall not be deemed Sale Proceeds.

          "Section 1307 Contribution" means the sale, assignment and transfer to, and contribution to the capital of, MDNY all CHNLI's right, title and interest in, to and under the Section 1307 Loan Agreement and the Section 1307 Note.

         "Section 1307 Loan" means the loan evidenced by the Section 1307 Loan Agreement and the Section 1307 Note, together.

         Section 1307 Loan Agreement" means the Section 1307 Loan Agreement between LIPH and CHNLI dated December 18, 1997.

         "Section 1307 Note" means the Subordinated Note dated December 18, 1997 made by MDNY in favor of CHNLI.

         "Seller Party Release" means a release made by CHNLI, the Diocese, and CHSLI, individually and in its capacity as agent for the Hospitals, in favor of each of MDNY and LIPH, individually and in its capacity as a shareholder of MDNY, in form and substance reasonably satisfactory to the CHNLI and the Buyer Parties, whereby, among other things, CHNLI and CHSLI shall release LIPH and MDNY, and their respective directors, officers, shareholders and advisors (in their capacities as such), from any and all claims arising through and including the Closing Date, except for claims arising under this Agreement, the CHSLI Subscriber Agreements, the Recovery and Subordination Agreement, the Diocese Subscriber Agreement and the Hospital Provider Agreements.

         "Supreme Court" means the Supreme Court of the State of New York.

         "Termination Agreement" means an agreement, in form and substance reasonably satisfactory to CHNLI, LIPH and MDNY, whereby the MDNY Stock Subscription Agreement and the MDNY Shareholder Agreement are terminated, effective as of the Closing Date;

                                  ARTICLE II.
            PURCHASE AND SALE OF CLASS B SHARES AND SECTION 1307 LOAN

         Subject to the terms and conditions of this Agreement:

         2.1 Purchase and Sale of Class B Shares and Section 1307 Contribution.

            (a) At the Closing (as defined below):

            (i) LIPH shall purchase from CHNLI, and CHNLI shall sell, assign and transfer to LIPH, the Class B Shares; and



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

            (ii) CHNLI shall sell, assign and transfer to MDNY all right, title and interest in, to and under the Section 1307 Loan and contribute the Section 1307 Note to the capital of MDNY and for cancellation by MDNY.

         2.2 Closing Payment. In consideration of the sale, assignment and transfer of the Class B Shares and of the Section 1307 Contribution, LIPH shall pay to CHNLI the sum of $10.00 (the "Closing Payment").

         2.3 Additional Conditional Consideration.

            (a) As additional consideration of the sale, assignment and transfer of the Class B Shares, LIPH shall pay to CHNLI the percentage specified below of any Sale Proceeds actually received by LIPH in respect of its equity interest in MDNY upon any Sale that is consummated prior to December 31 of the year specified below (or with respect to calendar year 2008, certain transactions consummated after December 31, 2008 as detailed in the definition of "Sale"), but not to exceed in the aggregate the amount of CHNLI's Equity Investment in MDNY and subject to Section 2.3(i) hereof:

                  Percentage of Sale Proceeds                 Year

                  33.3%                                       2005
                  25.0%                                       2006
                  20.0%                                       2007
                  15.0%                                       2008

            (b) Sale Proceeds, if any, payable to CHNLI shall, at LIPH's sole option, be payable in kind, depending upon the form of consideration paid by the Acquiror; provided that if the receipt of any securities by CHNLI would cause CHNLI to violate the ERD, then CHNLI shall promptly notify LIPH thereof and LIPH shall have the option, in its discretion, of (i) paying CHNLI cash in an amount equal to the fair market value of such securities, (ii) paying CHNLI in kind with other assets (not causing an ERD violation) having a fair market value equal to the fair market value of such securities or (iii) obtaining the consent of the issuer of such securities to CHNLI's assignment of its right to receive such securities to an entity not subject to the ERD. (In each case, the fair market value of any securities or other assets shall initially be determined in good faith by the Board of Directors of LIPH. If CHNLI disagrees, CHNLI shall, within fifteen (15) days, set forth the reasons for its disagreement in writing and shall propose an alternate quantity reflecting fair market value. For thirty
(30) days following CHNLI's disagreement, the parties shall attempt in good faith to come to agreement upon such fair market value. If the parties fail to agree within such time period, the matter shall be resolved by submitting the two competing values to PricewaterhouseCoopers LLP ("PWC"). In such case, PWC shall either determine that one of the two proposed values most closely represents the fair market value of the securities under the circumstances, or if PWC determines in its reasonable discretion that neither of the two proposed values most closely represents such fair market value, then PWC shall determine such fair market value in accordance with such factors that it reasonably deems appropriate. The valuation selected by PWC shall be used as the indicator of fair market value.)



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

            (c) Any securities received by CHNLI as part of Sale Proceeds payable hereunder shall be held by CHNLI subject to any generally applicable restrictions imposed by the Acquiror and any such securities delivered to CHNLI may bear an appropriate legend with respect to any such restrictions.

            (d) In the event that the terms of any Sale provide that all or any part of the investment or purchase price is to be paid into an escrow account at closing, then the amount of Sale Proceeds, if any, payable to CHNLI shall be proportional to the escrowed portion and shall not be payable unless and until the escrowed portion is released and thereafter received by LIPH (directly or from MDNY).

            (e) In any instance where any cash or securities are required to be returned to the Acquiror for any reason, CHNLI shall promptly return to LIPH an amount of the cash or securities, as the case may be, received by CHNLI as Sale Proceeds that is proportionate to the amount of cash and securities returned by LIPH or MDNY, as the case may be. Payment by LIPH of any amounts to third parties on account of or in respect of goods, services or other consideration not related to the Sale shall not be deemed to be a return of Sale Proceeds.

            (f) The applicable percentage of Sale Proceeds, if any, payable by LIPH to CHNLI under Section 2.3(a), shall be deemed earned and payable to CHNLI upon receipt of Sale Proceeds by LIPH at the closing of any Sale and, with respect to contingent or deferred payments, if any, from time to time only upon the receipt thereof by LIPH; provided, that, if LIPH agrees to accept contingent or deferred payments for the purpose of reducing the applicable percentage of Sale Proceeds otherwise payable to CHNLI, then the applicable percentage of any such contingent or deferred payments received by LIPH and payable to CHNLI shall be determined by reference to the year in which the first payment was received under the definitive agreement governing such Sale; and further provided, that the applicable percentage of any Sale Proceeds that are paid into an escrow account and releasable to LIPH, subject to the terms of the applicable escrow agreement, shall be determined by reference to (i) the year that such Sale Proceeds are paid into such account by the Acquiror if and to the extent that such Sale Proceeds are deposited into escrow to secure indemnifiable obligations (and/or payments in respect of any breach of representation or warranty) payable by LIPH to the Acquiror pursuant to the definitive agreement(s) governing the applicable Sale, and (ii) the year that such Sale Proceeds are released from escrow to LIPH if and to the extent that such Sale Proceeds are deposited into escrow to secure the performance, satisfaction or fulfillment of any performance-based condition, covenant or criteria after the closing under such definitive agreement(s).

            (g) If, for any reason whatsoever, including, without limitation, the act, omission, negligence or willful default of any party, a proposed Sale is not consummated, CHNLI shall not be entitled to any Sale Proceeds.

            (h) LIPH and MDNY reserve the right in their sole discretion to determine all terms and conditions of any proposed Sale and to accept or reject, for any reason in its or their absolute discretion, any Sale.



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

            (i) Each of CHNLI, LIPH and MDNY agree to (i) treat the total amount of additional consideration payable to CHNLI under this Section 2.3 (prior to the application of paragraph 2.3(j)) as additional purchase price for the Class B Shares, which amount, when paid, shall increase LIPH's tax basis in its Class B Shares to the extent permitted by law, and (ii) report the payment of such additional consideration on its yearly information return (for CHNLI) and income tax return (for LIPH and MDNY) as additional purchase price (to the extent permitted by law) for the Class B Shares.

            (j) Notwithstanding anything in this Section 2.3 to the contrary, any amount payable by LIPH to CHNLI pursuant to this Section 2.3 shall be reduced by the net increase in taxes payable by LIPH as a result of the receipt by LIPH of that portion of the Sale Proceeds attributable to the amount payable to CHNLI hereunder, taking into account the provisions of Section 2.3(i) and not taking into account any net operating loss or other tax deductions available to LIPH which are unrelated to this transaction.

         2.4 Waiver. LIPH, CHNLI and MDNY hereby waive any and all rights any of them has or may have under the MDNY Shareholders Agreement, the MDNY Charter and the MDNY By-laws, as the case may be, and any failure to comply with the MDNY Shareholders Agreement, the MDNY Charter or the MDNY By-laws, with respect to the purchase of the Class B Shares by LIPH and the other transactions contemplated hereby.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF CHNLI

         CHNLI hereby represents and warrants to the Buyer Parties as follows:

         3.1 Ownership of Shares. CHNLI owns all the Class B Shares and the
Section 1307 Loan free and clear of any liens, claims, charges, security interests, options or other legal or equitable rights, claims or encumbrances of any kind or nature whatsoever (collectively "Encumbrances"). CHNLI has made no agreement, written or oral, with any person or entity other than the Buyer Parties to sell, transfer or encumber the Class B Shares or the Section 1307 Loan. The Section 1307 Loan and the Class B Shares represent 100% of CHNLI's direct or indirect interest in MDNY. Neither CHSLI nor any affiliate of CHSLI or CHNLI has any other direct or indirect interest in MDNY. Upon the sale of the Class B Shares and contribution of the Section 1307 Loan under this Agreement, CHNLI shall transfer such Class B Shares and the Section 1307 Loan free and clear of any Encumbrances.

         3.2 Organization, Capitalization. Each of CHNLI and CHSLI is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of New York; and has all requisite corporate power and corporate authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted.

         3.3 Authority. Each of CHNLI and CHSLI has all requisite corporate power and corporate authority to enter into this Agreement and the Seller Party Release and each other agreement, document and instrument to be executed or delivered by CHNLI or CHSLI, as the case may be, in accordance with this


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

Agreement (collectively, the "Seller Party Documents") and to carry out the transactions contemplated hereby and thereby. On or prior to the Closing Date, the execution, delivery and performance of this Agreement and the Seller Party Documents to which CHNLI or CHSLI is a party shall have been authorized by all necessary corporate action and no other proceedings (except for legal and administrative proceedings that may be required in order to comply with Not-for-Profit Corporation Law ss. 510(a)(3) or as may be requested by the Attorney General or the Supreme Court) on the part of CHNLI or CHSLI, as the case may be, are necessary to authorize the Seller Party Documents to which CHNLI or CHSLI is a party, as the case may be, and the transactions contemplated hereby and thereby.

         3.4 No Violation. The execution, delivery and performance of this Agreement and the other Seller Party Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the sale of the Class B Shares to LIPH and the Section 1307 Contribution, do not and will not (a) conflict with or violate any provision of the certificate of incorporation or by-laws, as the same may be amended, of CHNLI or CHSLI, as the case may be, (b) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any mortgage, indenture, loan agreement, security document, deed of trust, lease, sales order, or any other agreement or instrument of any kind or character to which CHNLI or CHSLI is a party or by which either CHNLI or CHSLI, or any of their respective properties or assets are bound, (c) require the consent of any party (other than the Buyer Parties) to any contract to which CHNLI or CHSLI is also a party or require the consent or approval of any regulatory or administrative agency or authority to which CHNLI or CHSLI is subject (other than the Attorney General and the Supreme Court), (d) result in the creation or imposition of any lien upon any of the assets of CHNLI or CHSLI, or violate, with or without the giving of notice or the passage of time, any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to which CHNLI or CHSLI is subject or by which CHNLI or CHSLI or any of their respective properties or assets may be bound or affected. This Agreement and the other Seller Party Documents to which CHNLI or CHSLI are party are the legal, valid and binding obligations of CHNLI or CHSLI, as the case may be.

         3.5 Litigation. There is (i) no action, suit, proceeding or arbitration pending, or to the knowledge of CHNLI, threatened, and (ii) to the knowledge of CHNLI no investigation pending or threatened, against CHNLI or CHSLI or any of their affiliates (other than the Buyer Parties), and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which CHNLI or CHSLI or any of their affiliates (other than the Buyer Parties) is subject, which would reasonably be expected to materially adversely affect the ability of CHNLI or CHSLI to consummate the transactions contemplated hereby (other than CHNLI's request to the Attorney General and the Supreme Court for their consent to and approval of the transactions contemplated hereby).

         3.6 Own Investigation; etc.

            (a) CHNLI understands and agrees that THE BUYER PARTIES ARE NOT MAKING NOR HAVE THEY MADE, ANY, AND THE BUYER PARTIES DISCLAIM ALL,


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

REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO THE VALUE OF THE CLASS B SHARES OR MDNY'S ABILITY TO REPAY THE SECTION 1307 LOAN, THE ADEQUACY OF THE CLOSING DATE PAYMENT, THE ABILITY OF THE BUYER PARTIES TO EFFECT A SALE, THE LIKELIHOOD OF CONSUMMATING ANY SALE, AND THE ADEQUACY OR AMOUNT OF ANY SALE PROCEEDS PAID OR PAYABLE TO CHNLI UNDER THIS AGREEMENT.

            (b) In connection with the purchase and sale of the Class B Shares and the Section 1307 Contribution, the Series B Directors and CHNLI are familiar with certain estimates, projections and other forecasts, plans and budgets prepared by MDNY. CHNLI acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that CHNLI is familiar with such uncertainties and are not relying upon such projections, forecasts, plans or budgets, and that CHNLI is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to the Class B Directors or CHNLI, and that CHNLI will not assert or permit to be asserted any claim against the Buyer Parties or any affiliate thereof or any of their respective directors, officers, managers, members, partners, employees, agents, consultants, counsel, accountants, investment bankers or representatives, or hold the Buyer Parties or any thereof, or any of such other person or entity, liable, for any inaccuracies, misstatements or omissions with respect to any such projections, forecasts, plans or budgets.

                                  ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

         The Buyer Parties hereby, jointly and severally, represent and warrant to CHNLI, as follows:

         4.1 Organization, Capitalization.

            (a) Each of the Buyer Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; and has all requisite corporate power and corporate authority and is entitled to own, lease and operate its properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted.

         4.2 Authority. Each of the Buyer Parties has all requisite corporate power and corporate authority to enter into this Agreement, the Buyer Party Release and each other agreement, document and instrument to be executed or delivered by it in accordance with this Agreement (collectively, the "Buyer Party Documents") and to carry out the transactions contemplated hereby and thereby. On or prior to the Closing Date, the execution, delivery and performance of this Agreement and the Buyer Party Documents by each of the Buyer Parties shall have been authorized by all necessary corporate action and no other proceedings on the part of the Buyer Parties are necessary to authorize this Agreement, the Buyer Party Documents and the transactions contemplated hereby and thereby. This Agreement and each of the Buyer Party Documents has been duly authorized by each of the Buyer Parties party thereto and is the legal, valid and binding obligation of such Buyer Party.



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

         4.3 No Violation. The execution, delivery and performance of the Buyer Party Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the sale of the Class B Shares to LIPH, will not (a) conflict with or violate any provision of the certificate of incorporation or by-laws of LIPH, as amended, (b) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any mortgage, indenture, loan agreement, security document, deed of trust, lease, sales order, or any other agreement or instrument of any kind or character to which LIPH is a party or by which it, or any of its properties or assets are bound, (c) require the consent of any party (other than CHNLI and CHSLI) to any contract to which LIPH is also a party or any license, permit or approval granted to LIPH is a party or to which LIPH is subject or require the consent or approval of any regulatory or administrative agency or authority to which LIPH or MDNY is subject (other than NYSID and NYDOH), (d) result in the creation or imposition of any lien upon any of the assets of LIPH, or violate, with or without the giving of notice or the passage of time, any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to which LIPH is subject or by which it or any of its properties or assets may be bound or affected.

         4.4 Litigation. There is no action, suit, proceeding, arbitration or investigation pending, or to the knowledge of the Buyer Parties threatened, against LIPH or any of its affiliates (other than MDNY and CHNLI), and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which LIPH or any of its affiliates (other than MDNY and CHNLI) is subject, which would reasonably be expected to materially adversely affect the ability of LIPH to consummate the transactions contemplated hereby (other than MDNY's request to NSYDI and NYDOH for their consent to and approval of the transactions contemplated hereby).

                                   ARTICLE V.
                                     CLOSING

         5.1 Closing. The closing under this Agreement (the "Closing") shall take place at the offices of counsel to the Buyer Parties concurrently with the execution and delivery of this Agreement, or at such other date, place or time as the parties hereto shall mutually agree. The date of the Closing is herein called the "Closing Date".

         5.2 Deliveries at Closing.

            (a) At the Closing, CHNLI shall deliver or cause to be delivered to the Buyer Parties, as appropriate, the following:

            (i) stock certificate(s) representing the Class B Shares, accompanied by duly executed stock powers endorsing the Class B Shares to LIPH;

            (ii) the Section 1307 Note, duly endorsed or accompanied by duly executed bond powers endorsing the Section 1307 Note to MDNY;



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

            (iii) an instrument of assignment and contribution, in form and substance reasonably satisfactory to CHNLI, MDNY and LIPH, effecting the Section 1307 Contribution, duly executed by CHNLI;

            (iv) the Termination Agreement, duly executed by CHNLI;

            (v) the Seller Party Release, duly executed by CHNLI, CHSLI and the Diocese;

            (vi) resignations of the Class B Directors, as directors and officers, as the case may be, of MDNY, effective as of the Closing Date;

            (vii) evidence to the Buyer Parties' reasonable satisfaction that, as of the Closing Date:

                           (A) all premiums then payable under the Diocese Subscriber Agreement and the CHSLI Subscriber Agreements, respectively, with respect to periods through the Closing Date shall have been paid in full; and

                           (B) no premiums under Diocese Subscriber Agreement or the CHSLI Subscriber Agreements with respect to periods through the Closing Date shall be more than 30 days past due.

            (viii) the Amendment to CHSLI Subscriber Agreements, duly executed by CHSLI, as agent for the CHSLI Subscribers;

            (ix) evidence to the Buyer Parties' reasonable satisfaction that the Attorney General and the Supreme Court have approved and consented to this Agreement and the transactions contemplated hereby;

            (x) a certificate duly executed by an officer of each of CHNLI and CHSLI certifying that, as of the Closing, resolutions adopted by the Boards of Directors of each of CHNLI and CHSLI in the form attached thereto approving the execution and delivery of this Agreement and the other Seller Party Documents and the transactions contemplated hereby and thereby remain in full force and effect and have not been amended;

            (xi) the CHNLI Closing Certificate (as defined below), duly executed by CHNLI;

            (xii) such other documents or agreements as may be reasonably requested by the Buyer Parties or their counsel.

         (b) At the Closing, the Buyer Parties shall deliver or cause to be delivered to CHNLI or CHSLI, as the case may be, the following:



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

            (i) the Closing Date Payment paid by check or cash;

            (ii) the Termination Agreement, duly executed by LIPH and MDNY;

            (iii) the Buyer Party Release, duly executed by LIPH and MDNY;

            (iv) evidence to CHNLI's reasonable satisfaction that NYSID has approved and consented to this Agreement and the transactions contemplated hereby, including without limitation, the purchase and sale of the Class B Shares and the Section 1307 Contribution;

            (v) evidence to CHNLI's reasonable satisfaction that NYDOH has approved and consented to the to this Agreement and the transactions contemplated hereby, including without limitation, the purchase and sale of the Class B Shares and the Section 1307 Contribution;

            (vi) the Amendment to CHSLI Subscriber Agreements, duly executed by MDNY;

            (vii) evidence to CHNLI's reasonable satisfaction that all payments due and owing to the Hospitals for services rendered under the Hospital Provider Agreements have been paid in full to the extent required by the terms of such Agreements, and that no such payments, with respect to clean claims, shall be more than 45 days past due;

            (viii) a certificate duly executed by an officer of each of the Buyer Parties certifying that, as of the Closing, resolutions adopted by the Boards of Directors of such Buyer Party in the form attached thereto approving the execution and delivery of this Agreement and the other Buyer Party Documents to be executed and delivered by the Buyer Parties and the transactions contemplated hereby and thereby remain in full force and effect and have not been amended;

            (ix) the Buyer Party Closing Certificate (as defined below), duly executed by the Buyer Parties;

            (x) such other documents or agreements as may be reasonably requested by CHNLI or its counsel.

         5.3 The Buyer Parties' Conditions Precedent. The obligations of the Buyer Parties under this Agreement to proceed with the transactions contemplated hereby are, at the option of the Buyer Parties, subject to the fulfillment of each of the following conditions at or prior to the Closing:

            (a) The representations and warranties of CHNLI and CHSLI, respectively, contained in this Agreement and any other Seller Party Document, as applicable, delivered at the Closing by CHNLI or CHSLI pursuant to this Agreement shall be true and correct when made, and, except for changes expressly permitted by this Agreement, representations and warranties made as of a specific date shall also be true and correct at the time of Closing with the same force and effect as though such representations and warranties were made at that time.

            (b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by CHNLI or CHSLI at or prior to the Closing shall have been duly and properly complied with and performed.

            (c) The respective Boards of Directors of CHNLI and CHSLI, as applicable, shall have approved the execution and delivery of this Agreement and the other Seller Party Documents to which each of them is party and the transactions contemplated hereby and thereby.

            (d) There shall be delivered to the Buyer Parties a certificate of CHNLI executed on the Closing Date certifying that the conditions set forth in subsections (a) and (b) of this Section 5.3 have been fulfilled (the "CHNLI Closing Certificate").

         5.4 CHNLI's Conditions Precedent. The obligations of CHNLI under this Agreement to proceed with the transactions contemplated hereby are, at the option of CHNLI, subject to the fulfillment of each of the following conditions at or prior to the Closing:

            (a) The representations and warranties of the Buyer Parties contained in this Agreement and any other Buyer Party Document delivered by Buyer Parties at the Closing pursuant to this Agreement shall be true and correct when made, and, except for changes expressly permitted by this Agreement, representations and warranties made as of a specific date shall also be true and correct at the time of Closing with the same force and effect as though such representations and warranties were made at that time.

            (b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Buyer Parties or prior to the Closing shall have been duly and properly complied with and performed.

            (c) The respective Boards of Directors of LIPH and MDNY shall have approved the execution and delivery of this Agreement and the other Buyer Party Documents and the transactions contemplated hereby and thereby.

            (d) There shall be delivered to CHNLI a certificate of the Buyer Parties executed on the Closing Date certifying that the conditions set forth in subsections (a) and (b) of this Section 5.4 have been fulfilled (the "Buyer Parties Closing Certificate").

                                  ARTICLE VI.

                                   Termination

         6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent of CHNLI and LIPH;



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

            (b) by either LIPH or CHNLI, if the Closing does not occur on or before April 30, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been a significant cause of, or shall have resulted in, the failure of the Closing to occur prior to such time;

            (c) by LIPH, if CHNLI shall breach or default in performance of any of its material representations, warranties or obligations under this Agreement, and such breach or default in performance is not capable of being cured or shall not have been cured or waived within ten (10) days after written notice thereof from LIPH to CHNLI.

                                  ARTICLE VII.
                                  MISCELLANEOUS

         7.1 Survival of Representations and Warranties. Representations and warranties made hereunder shall survive the Closing until the applicable statute of limitations expires.

         7.2 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the Buyer Parties and CHNLI.

         7.3 Waiver. Any failure of CHNLI, on the one hand, or the Buyer Parties, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Buyer Parties or CHNLI, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.4 Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein.

         7.5 Notices. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

                                (a) If to the Buyer Parties:

                                    Long Island Physician Holdings Corporation
                                    One Huntington Quadrangle
                                    Suite 4C-01
                                    Melville, NY 11747
                                    Attention: President
                                    Telephone:  (631) 454-1900
                                    Telecopier:  (631) 719-0744

                                    With a copy to:

                              MDNY Healthcare, Inc.
                              One Huntington Quadrangle
                              Suite 4C-01
                              Melville, NY 11747
                              Attention: President
                              Telephone:  (631) 454-1900
                              Telecopier:  (631) 719-0744

                              And with a copy to:

                              Golenbock Eiseman Assor Bell & Peskoe LLP
                              437 Madison Avenue
                              New York, New York 10022
                              Attention: Andrew C. Peskoe, Esq.
                              Telephone:  (212) 907-7377
                              Telecopier:  (212) 745-0330

                          (b) If to the Seller Parties to:

                              Catholic Healthcare Network of Long Island, Inc. 992 North Village Avenue
                              Rockville Centre, NY 11570
                              Attention: Kevin T. Murphy
                              Telephone: (516) 678-5800 ext. 543
                              Telecopier:  (516) 536-6554

                              with a copy to:

                              Proskauer Rose LLP
                              1585 Broadway
                              New York, NY 10036
                              Attention: Herschel Goldfield, Esq.
                              Telephone:  (212) 969-3977
                              Telecopier:  (212) 969-2900

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be.

         7.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. LIPH and MDNY agree that CHNLI may, if CHNLI is dissolved after the Closing, assign its interests in this Agreement, including its right to be paid the applicable percentage of any Sale Proceeds, to any not-for-profit entity designated by CHSLI.

         7.7 Specific Performance. The parties recognize that the Class B Shares have a unique value and the failure of LIPH or CHNLI to consummate the purchase and sale of the Shares would irreparably injure the other party. The Buyer Parties, on the one hand, and CHNLI, on the other, shall have the right specifically to enforce the performance of the other party under this Agreement without the necessity of posting any bond or other security, and such other party hereby waive the defense in any such suit that an adequate remedy at law is available; and agree not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this
Section 7.7 shall not be exclusive of any other rights which the parties may have under this Agreement, all of which rights and remedies under this Agreement shall be cumulative.

         7.8 Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York) as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 Cooperation. Each party shall reasonably cooperate with each other party with respect to the process of obtaining any necessary approvals from NYDOH, NYSID, the Attorney General or the Supreme Court, as applicable, except to the extent that such cooperation conflicts with the ERD. Each of the parties shall, without further consideration, take such reasonable action and execute and deliver such documents the other reasonably may request to carry out the purposes of this Agreement. The parties shall reasonably cooperate in the drafting of any public statements to be made in connection with the entry into or consummation of this Agreement, except that, without review by or the approval of CHNLI, LIPH shall have the right to prepare and file with the Securities and Exchange Commission such report(s) on Form 8-K, Form 10-Q, Form 10-K and otherwise to report and disclose the execution and delivery of this Agreement, the closing under this Agreement and the transactions contemplated hereby. 7.11 No Third Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to or shall confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto or named herein or therein, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

         7.12 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.13 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

                                LONG ISLAND PHYSICIAN HOLDINGS CORPORATION

                                By: /s/ Paul Kolker
                                    -----------------------------------------
                                    Name: Paul Kolker, M.D.
                                    Title: President

                                MDNY HEALTHCARE, INC.


                                By: /s/ Salvatore Caravella
                                    -----------------------------------------
                                    Name: Salvatore J. Caravella
                                    Title: President

                                CATHOLIC HEALTHCARE NETWORK OF LONG ISLAND, INC.


                                By: /s/ Robert J. Brennan
                                    -----------------------------------------
                                    Name: Robert. J. Brennan
                                    Title:


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